As filed with the Securities and Exchange Commission on May 17, 2010

Registration No. 333-34001

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tyco International Ltd.

(Exact name of registrant as specified in its charter)

Switzerland

(State or other jurisdiction of incorporation or organization)

98-0518048

(I.R.S. Employer Identification No.)

Freier Platz 10,

8200 Schaffhausen,

Switzerland

+41 52 633 02 44

(Address of Principal Executive Offices)

Tyco International Ltd. Long Term Incentive Plan

Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key Employees

The Kendall Company Management Stock Incentive Plan

(Full title of the plans)

Judith A. Reinsdorf

Tyco International Management Company

9 Roszel Road

Princeton, NJ 08540

 (Name and address of agent for service)

(609) 720-4200

(Telephone number, including area code, of agent for service)

Copies to:

Steven Finley

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

Pursuant to its registration statement on Form S-8 (Reg. No. 333-34001) (the "Registration Statement"), Tyco International Ltd., a Bermuda exempted company, as predecessor to Tyco International Ltd., a Swiss corporation (the "Company"), registered its common shares (the "Common Shares") issuable in connection with its Tyco International Ltd. Long Term Incentive Plan, Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key Employees, and The Kendall Company Management Stock Inventive Plan (the "Plans").  Pursuant to the undertaking made by the Company and required by Item 512(a)(3) of Regulation S-K, the Company is filing this post-effective amendment no. 1 (the "Post-Effective Amendment") to the Registration Statement and hereby deregisters all securities hat were registered under the Registration Statement but remain unissued under the Plans as of the date of this Post-Effective Amendment.

Following the Company's redomiciliation to Switzerland on March 23, 2009, the Company filed post-effective amendments to certain registration statements on Form S-8 pursuant to which it continues to offer its securities under, or interests in, certain employee benefit plans.

SIGNATURES

Pursuant to the requirements of the Securities Act, Tyco certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on this 17th day of May, 2010.

TYCO INTERNATIONAL LTD.
(Registrant)

By:	/s/ CHRISTOPHER J. COUGHLIN
Christopher J. Coughlin
Executive Vice President and
Chief Financial Officer
(Principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 17, 2010
Edward D. Breen

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2010
Christopher J. Coughlin

/s/ CAROL ANTHONY DAVIDSON	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2010
Carol Anthony Davidson

*	Director	May 17, 2010
Timothy M. Donahue

*	Director	May 17, 2010
Brian Duperreault

*	Director	May 17, 2010
Bruce S. Gordon

*	Director	May 17, 2010
Rajiv L. Gupta

*	Director	May 17, 2010
John A. Krol

*	Director	May 17, 2010
Brendan R. O’Neill

*	Director	May 17, 2010
William S. Stavropoulos

*	Director	May 17, 2010
Sandra S. Wijnberg

*	Director	May 17, 2010
R. David Yost

/s/ CHRISTOPHER J. COUGHLIN	Authorized Representative in the United States	May 17, 2010
Christopher J. Coughlin

*                                         Judith A. Reinsdorf, by signing her name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals, which have been filed as Exhibit 24 to this Report.

/s/ JUDITH A. REINSDORF
Judith A. Reinsdorf

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney